                                                                   EXHIBIT 10.21
                              EMPLOYMENT AGREEMENT

     This Employment Agreement is dated as of June 4, 1996, between Nobel Education Dynamics, Inc., a Delaware corporation ("Employer") and Barbara Z. Presseisen, an individual. residing at 1943 Pine Street, Philadelphia, PA 19103 ("Executive").

                                   Background

     Executive wishes to be employed as Vice President of Education of Employer, and to be responsible for the functions and duties assigned to this position, and Employer wishes to assure itself of the services of Executive, and, upon the conditions hereinafter provided, Executive and Employer are prepared to enter into this employment agreement.

                                     Terms

     Now, Therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, intending to be legally bound hereby, the parties hereto agree as follows:

1.   Employment; Scope of Duties.

     1.1 Subject to and upon the terms and conditions set forth herein, Employer hereby employs Executive in the capacity of Vice President of Education, and Executive hereby accepts such employment and agrees to render her services exclusively to Employer, its subsidiaries and affiliates, in such capacity or similar capacity, and faithfully, diligently and to the best of her ability. Executive will perform those duties and responsibilities as may from time to time reasonably be specified by Employer. Such duties and responsibilities will initially include, without limitation, those duties set forth in Exhibit A attached hereto.

     1.2 Executive will devote her full business and professional time, energy and skill exclusively to the service of Employer, its subsidiaries and affiliates and to the promotion of its interests in accordance with the duties assigned to her by Employer hereunder and will not render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise; provided, however, that the foregoing shall not be construed as preventing Executive from (a) making investments in other businesses or enterprises which do not provide services which are in competition with those provided by Employer, provided such investments do not require the provision of other than incidental services by Executive to the operation or affairs of such businesses or enterprises or (b) serving on the board of community and nonprofit organizations which do not provide services which are in competition with those provided by Employer; provided further that, in the case of both clauses (a) and (b), the provision thereof will not interfere with the performance of Executive's duties hereunder. Executive shall serve, without additional compensation, as an officer of Employer and its subsidiaries or affiliates, if duly elected as such. If Executive is duly elected and she consents to serve as a director of Employer or its subsidiaries or affiliates, she shall not be entitled to any additional compensation.

2. Term. The term of Executive's employment will commence on June 17, 1996 and end on June 18, 1999, unless and until terminated earlier pursuant to the provisions of this Agreement (said period during which Executive is employed full time pursuant to this Agreement is hereinafter referred to as the "Employment Period").

3. Compensation. As compensation and consideration for Executive's services and responsibilities under this Agreement, Employer will pay Executive, and Executive will accept, the compensation and benefits set forth in this Section 3.

     3.1  Base Salary.  Employer shall pay to Executive a gross salary at the
          -----------
annual rate of Eighty-Five Thousand Dollars ($85,000) (hereinafter "Base Salary"), payable at such intervals as Employer pays the salaries of its executive employees generally (currently every two weeks), but not less frequently than monthly. It is understood that nothing contained herein shall prevent Employer from increasing the compensation provided herein to be paid to Executive, either permanently or for a limited period, or of providing additional compensation to Executive based upon the earnings or business successes of Employer if Employer, in its sole discretion, deems it advisable to do so in order to recognize and fairly compensate Executive for the value of her services to Employer; but nothing contained herein shall in any manner obligate Employer to make any such increase or provide any such additional compensation. Executive's salary will be reviewed each year in February and any increase earned will become effective on March 1.

     3.2  Bonuses.  Executive shall be eligible for an annual bonus according to
          -------
a bonus plan to be established annually by Employer, in its sole discretion, such plan to incorporate projects determined by Employer's Chief Executive Officer in conjunction with Executive as part of Employer's annual business planning process; provided that each bonus plan shall allow Executive to earn up to 30% of Executive's Base Salary based on achievement of individual objectives and 10% of Executive's Base Salary based on the overall performance of Employer (for a total of up to 40% of Executive's Base Salary). Bonuses shall be calculated on a fiscal year basis, and shall be prorated for partial years. The bonus plan for the 1996 fiscal year is attached hereto as Exhibit B. The bonus with respect to any fiscal year shall be payable within 30 days of the date that Employer receives from its auditors such auditor's report on its financial statements for such fiscal year and shall not be payable to Executive, nor be deemed to have accrued, unless she is employed by Employer on the date of scheduled payment.

     3.3  Stock Options.  On the first day of the Employment Period, Employer
          -------------
will grant to Executive the option (the "Option") to purchase 2,000 shares of Employer's Common Stock, such grant to be pursuant to and subject to the terms of Employer's standard form of Non-Qualified Stock Option Agreement ("Stock Option Agreement") attached hereto as Exhibit C. The Option shall be subject to a three-year vesting schedule, with the Option becoming exercisable with respect to one-third of the shares subject to the Option on each of the first, second and third anniversary dates of the first day of the Employment Period if the conditions set forth in the Stock Option Agreement have been satisfied. The exercise price under the Option will equal the mean between the highest and lowest quoted selling price of Employer's common stock on the NASDAQ Small Cap Market on the first day of the Employment Period. In the future, Executive will be eligible for grants of additional stock options based on performance at the sole discretion of Employer's Board of Directors (or the Compensation Committee of the Board of Directors).

     3.4  Car Allowance.  Executive will be provided a $6,000 per year car
          -------------
allowance to cover all car expenses, including gasoline (provided that, in the case of trips to a destination which is 100 miles or more from Employer's corporate headquarters, Executive will be reimbursed for the cost of gasoline relating to the trip). Such car allowance shall be paid proportionately in each pay period.

     3.5  Vacation.  Executive will be entitled to three (3) weeks vacation per
          --------
year (unless and until Employer's policies specify additional vacation based on
longevity of service).   All vacation periods requested must be approved by
Executive's manager. Vacation is on a "use or lose" basis, which means that carryover from year to year will not be permitted. Vacation balances will be forfeited if not used by the applicable anniversary date of the first day of the Employment Period.

     3.6  Sick Leave.    Executive will be paid for all reasonable sick days.
          ----------

     3.7  Other Benefits.  Executive shall be entitled to participate in all
          --------------
group health, group life insurance, disability, hospital, medical plans and retirement plans according to Employer's policies for executive management personnel (or as may be decided by Employer if said items are discretionary with Employer). Such plans currently include:

          (a) 100% payment by Employer of medical insurance (which currently is provided by US Healthcare's HMO plan) (dental coverage is currently available for an extra premium payable by Executive);

          (b) the Nobel Education Dynamics 401(k) Savings Plan (in which Executive will become eligible to participate upon the first open enrollment period occurring after one year of service); provided that participation may be limited by Federal laws relating to the participation level of lower wage earners;

          (c) tuition reimbursement (the current features of which include the requirement that courses be job-related and pre-approved, that reimbursement is limited to a specified maximum amount and that a minimum grade be achieved as a condition to reimbursement);

          (d) term life insurance equal to $10,000 plus one times Executive's Base Salary;

          (e) a short-term disability insurance that extends coverage for a period of 26 weeks at a rate of 65% of Executive's Base Salary with a maximum weekly benefit of $325.

4. Reimbursement of Expenses. Executive shall be allowed reasonable business expenses in connection with the performance of her duties hereunder upon submission by Executive of vouchers or itemized statements thereof prepared in compliance with such rules relating thereto as Employer may from time to time adopt (which rules may include the requirement that the Executive receive advance approval of such expenses) and as may be required in order to permit such payments as proper deductions to Employer under the Internal Revenue Code and the rules and regulations adopted pursuant thereto now or hereafter in effect.

5. Facilities. Executive shall be entitled to an office appropriate to her position and such secretarial services as are reasonably necessary to the performance of her duties.

6. Photographs. Employer shall have the right to photograph Executive during the course of Executive's employment or at such other times when not at work, by camera, film, television, tape radio or other yet developed media, or record Executive in formal or informal conversation, interview, training sessions, etc., any of which may be in the format of a pre-planned program or in a spontaneous interview. Such photographs, replicas, tapes, films, etc., maybe used by Employer or its affiliates or its advertising agency for commercial purpose, on labels, training films or other media at Employer's sole discretion. Executive's image, its replica, in whole or portions thereof, may be used. Executive maybe photographed individually or in a group. Executive's compensation fully stated herein, includes full and complete payment for all of the above and Executive hereby waives any further compensation, royalties, etc., and further agrees to forebear from taking any action, legal or otherwise, against Employer or its affiliated companies with respect to the foregoing.

7.   Termination.

     7.1  Early Termination of Employment Period.  Notwithstanding Section 2,
          --------------------------------------
the Employment Period shall sooner terminate upon the close of business on the earliest to occur of the dates specified below:

          (a)  the date of death of Executive;

          (b) the date upon which Employer shall have given Executive written notice of the termination of her employment hereunder for "disability" (as defined in Section 7.2); and

          (c) the date upon which Employer shall have given to Executive written notice of the termination of her employment for "cause" (as defined in Section 7.3).

     7.2  Definition of "Disability".  For purposes of this Agreement, the term
          --------------------------
"disability" shall mean that she cannot substantially perform her duties hereunder and either (i) such condition results in her being unable to substantially perform her duties hereunder for a period of 60 days in any 365 day period or (ii) in the opinion of a physician of recognized local standing Executive is so disabled or incapacitated and she is unlikely to recover from such condition in a period of less than 60 days. Determination of disability and the date thereof shall be reasonably made by Employer, relying on certificates of physicians, and Employer's decision shall be conclusive and binding, in the absence of fraud. If the Board of Directors of the Company so requests, Executive will submit to an examination by such a physician to determine whether the criteria set forth in this paragraph are satisfied. If

Executive refuses to cooperate in submitting to an examination as requested by Employer, Executive shall immediately be deemed "disabled" for the purposes of this Agreement.

     7.3  Definition of "Cause".  For purposes of this Agreement, the term
          ---------------------
"cause" shall include, but not be limited to, any one of the following conditions or any one of the following events:

          (a) Executive's habitual intoxication or drug addiction;

          (b) violation of Employer's policies with respect to harassment (sexual or otherwise);

          (c) refusal or failure by Executive to perform such reasonable duties as may reasonably be delegated or assigned to her, consistent with her position, by Employer;

          (d) failure to devote her entire full week business to the duties of the position as provided herein, except permitted vacation periods and/or sickness leave;

          (e) continuing inattention or neglect by Executive of her duties hereunder, which inattention is not the result of illness or accident;

          (f) willful or wanton misconduct or negligence by Executive in connection with the performance of her duties;

          (g) the material breach of any provisions of this Agreement;

          (h) the commission by Executive of a felony or participation in any fraud;

          (i) dishonesty detrimental to the best interest of the Company or any of its affiliates; and

          (j) involvement in any matter which could, in the Company's sole opinion, cause prejudice or embarrassment to the Company's business.

provided, that, in the case of clauses (c), (d), (e) or (g) of this Section 7.3, there shall not be "cause" unless Employer has first given Executive written notice specifying in reasonable detail the circumstances on which Employer believes there is "cause" for termination and Executive has failed to remedy the same with 15 days after the date of such notice or unless the condition or event is not subject to cure.

     7.4  Effect of Early Termination on Compensation.  If the Employment Period
          -------------------------------------------
is terminated as provided in Section 7.1 (including by reason of Executive's death), Executive shall be entitled to receive only the compensation set forth in Section 3 accrued but unpaid as of the date of termination and all benefits shall terminate as of such date (except to the extent otherwise provided by law). Under no circumstances shall Executive be entitled to any compensation except as set forth in this Section 7.4, including without limitation any severance pay or termination indemnity. Employer shall pay any funds provided for in this Section 7.4 to Executive, her estate or legal representative, as the case may be.

8. Expiration of Employment Period. On termination of the Employment Period, neither party shall be under any obligation to renew Executive's employment with Employer and, unless otherwise agreed by both parties in writing, any continued employment of Executive by Employer shall be on an "at will" basis. Notwithstanding any of the foregoing to the contrary, Executive's covenants under Section 10 shall continue so long as she is employed by Employer and for any additional periods specified therein.

9. Executive Representations. Executive represents and warrants to Employer that she is not a party to or bound by any agreement, arrangement or understanding, written or otherwise, which prohibits or in any manner restricts her ability to enter into and fulfill her obligations under this Agreement and/or to be employed by and serve Employer in an executive capacity. Executive will indemnify and hold harmless Employer from any claims, liabilities, damages, costs or expenses (including legal fees) resulting from third-party claims of any such conflict or breach.

10.  Certain Covenants of Executive.

     10.1  Records.  All records of the accounts of customers and any other
           -------
records and books relating in any manner whatsoever to the customers or business of Employer, whether prepared by Executive or otherwise coming into her possession, shall be the exclusive property of Employer regardless of who actually purchased the original book or record. All such books and records shall be immediately returned to Employer by Executive on any termination of her employment for whatever reason.

     10.2  Intellectual Property.  All rights in and to any and all inventions,
           ---------------------
ideas, techniques, methods, developments, works, improvements and other forms of intellectual property (including, without limitation, all matters relating to curriculum and curriculum techniques) ("Intellectual Property"), whether or not patentable, which Executive (either alone or in conjunction with others) conceives, makes, obtains or reduces to product or commences so to do during her employment with Employer are and shall be the property of Employer. The foregoing shall not apply to Intellectual Property unrelated to any subject matter of actual or potential concern or interest to Employer or any of its affiliates which are not conceived, made, obtained or reduced to product in the course of Executive's employment or with the use of the time, material or facilities of Employer or any of its affiliates. Executive will make full and prompt disclosure to Employer of all Intellectual Property and, at Employer's request and expense but without additional compensation to Executive during her employment hereunder and with reasonable compensation thereafter, will at any time or times execute and deliver such foreign and domestic patent, trademark or copyright applications, assignments and other papers and take such other action (including without limitation testifying in any legal proceedings) as Employer considers necessary to vest, perfect, defend or maintain Employer's rights in and to such Intellectual Property. The provisions of this Section 10.2 shall survive the termination, for any reason, of this Agreement.

     10.3  Nondisclosure of Confidential Information.
           -----------------------------------------

          (a) Executive shall not, during the period that Executive is employed by Employer or provides consulting services to Employer or thereafter, unless authorized to do so in writing by Employer, directly or indirectly disclose or permit to be known to, or used for the benefit of, any person, corporation or other entity (outside of the employ of Employer), or herself, any confidential information acquired by her during the course of or as an incident to her employment or association with Employer, whether or not pursuant to this Agreement. For the purposes of this Section 10.3, the term confidential information shall include, but not be limited to, all trade secrets, confidential or proprietary knowledge or information with respect to the conduct or details of Employer's business including, but not limited to, lists of customers or suppliers of Employer's business, pricing strategies, business files and records, trade secrets, curriculum, processes, costs, designs, marketing methods or any other financial, educational, curricular or other information about Employer's business or curriculum not in the public domain. The term "confidential information" shall not include any information which (i) is generally available to the public as of the date hereof, (ii) becomes generally available to the public after the date hereof, provided that such public disclosure did not result, directly or indirectly, from any act, omission or fault of Executive, or (iii) becomes available to Executive after the date of termination of her employment with Employer on a non-confidential basis from a source other than Employer or its agents, provided that such source is not bound to Employer or its representatives by agreement, fiduciary duty or otherwise not to disclose such information.

          (b) All confidential information described in Section 10.1 shall be the exclusive property of Employer, and Executive shall use her best efforts to prevent any publication or disclosure thereof. Upon termination of Executive's employment with Employer, Executive shall return to Employer all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in her possession or control.

          (c) All correspondence, memoranda, notes, records, reports, plans and other papers and items delivered to Executive by Employer shall be the property of Employer, and Executive will deliver all copies thereof to Employer on termination of this Agreement or on earlier request.

     10.4  Nonsolicitation.  Executive will not during the period that Executive
           ---------------
is employed by Employer or provides consulting services to Employer and for an additional period of two years thereafter (a) employ any employee who was on the payroll of Employer as of the date of Employee's separation or within one year prior thereto or (b) cause or solicit, directly or indirectly, the resignation of any person employed by Employer on the date of Employee's separation.

     10.5  Restrictive Covenant. During the period that Executive is employed
           --------------------
by Employer or provides consulting services to Employer and for an additional period of two years thereafter,

Executive will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any for-profit business or other for-profit operation which owns, manages or provides educationally related services to private schools or preschools or child care centers (other than private schools restricted to post-High School education) located within 25 miles of any private school or preschool or child care center operated or planned by the Company or any of its subsidiaries or affiliates.

     10.6  Survival.  The provisions of this Section 10 shall survive the
           --------
termination, for any reason, of the Employment Period and of this Agreement, and shall continue, in the case of Sections 10.2 and 10.3, without termination, and, in the case of Sections 10.4 and 10.5, for the period contemplated therein (including any extended period as provided in Section 10.7).

     10.7  Remedies.  Executive acknowledges that if she breaches her promises
           --------
set forth in this Section 10, Employer will suffer irreparable damages, the amount of which will be impossible to ascertain and which cannot be reasonably or adequately compensated in an action of law. Accordingly, Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Executive from committing any act in breach of this Agreement. The remedies granted to Employer in this Agreement are cumulative and are in addition to remedies otherwise available to Employer at law or in equity. If Employer is obliged to resort to the courts for the enforcement of a covenant of Executive contained in Section 10.3, 10.4 or 10.5 such covenant shall be extended for a period of time equal to the period of such breach, which extended period will commence on the later to occur of (i) the date on which the original (unextended) term of such covenant is scheduled to terminate or (ii) the date of the final court order (without further right of appeal) enforcing such covenant.

11.  Arbitration of Certain Disputes.

     11.1 In the event of any dispute as to the ability of Employer to terminate Executive's employment pursuant to Section 7.1, the parties shall submit such dispute to be settled by arbitration before a panel of three arbitrators in Philadelphia, Pennsylvania, conducted in accordance with the rules of the American Arbitration Association ("AAA"). A determination by a majority of the panel shall be binding upon and enforceable against each party. Judgment upon an award made as a result of any such arbitration proceeding may be entered in any court having competent jurisdiction.

     11.2 Employer and Executive shall each choose one arbitrator and the arbitrators selected by the parties shall then select the third arbitrator. If the arbitrators selected by the parties fail to select the third arbitrator within ten business days of notification of their appointment, the third arbitrator shall be selected by the AAA. The arbitrator designated by the party-appointed arbitrators shall be the Chairman of the arbitration panel. If an arbitrator dies, refuses to act, or becomes incapable, unfit, or incompetent to act before hearings are complete and an award is rendered, a successor arbitrator shall be selected according to the provisions set forth above governing the selection of the arbitrator being replaced.

     11.3 Except for the obligations to arbitrate disputes relating to the ability of Employer to terminate Executive's employment pursuant to Section 7.1, none of the rights or remedies provided in this Agreement shall be deemed an exclusive remedy or otherwise limit either party's right to pursue any remedy provided by law.

12.  Miscellaneous

     12.1  Binding Effect.  This Agreement shall become effective as of the date
           --------------
hereof and, from and after that time, shall extend to and be binding upon Executive, her personal representative or representatives and testate or intestate distributees, and upon Employer and its successors and assigns; provided that this Agreement shall be assignable by Employer to an affiliate or any person, firm or corporation which may become a successor in interest to Employer in the business presently operated by it or which may acquire all or substantially all of Employer's assets or a majority of Employer's voting capital stock. The term "affiliate" used in this Agreement shall mean any entity that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with Employer, or is a successor of Employer. This Agreement may not be assigned by Executive.

     12.2  Survival of Certain Provisions.  It is expressly understood by the
           ------------------------------
parties to this Agreement that certain provisions, rights, and obligations pursuant to this Agreement, are expressly meant to survive the termination of the Employment Period and the termination of this Agreement and shall be given full effect pursuant to their terms.

     12.3  Consent to Jurisdiction; Waiver of Time Restrictions.  Each party
           ----------------------------------------------------
hereto (i) agrees that any and all actions or proceedings hereunder or relating in any way to this Agreement (other than a matter covered by Section 11) shall be brought only in the United States District Court for the Eastern District of Pennsylvania; (ii) consents to in personam jurisdiction and venue in the United States District Court for the Eastern District of Pennsylvania; (iii) waives the right to contest the subject matter and in personam jurisdiction and venue in the United States District Court for the Eastern District of Pennsylvania on any ground; and (iv) agrees that service of process upon it can be made by certified mail, return receipt requested, to his or its address referred to in Section
12.4 and agrees promptly to notify the other party hereto of any change of such address. Notwithstanding the foregoing, in the event it is determined that the United States District Court for the Eastern District of Pennsylvania should lack subject matter jurisdiction for any reason, each party hereto agrees that any and all actions or proceeding hereunder or relating in any way to this Agreement shall be brought only in the Court of Common Pleas of Delaware County, Pennsylvania, and consents to in personam jurisdiction and venue in such court and waives the right to contest the subject matter and in personam jurisdiction and venue in such court on any ground. Further, each party waives all time restrictions on discovery relating to any action to enforce any covenant set forth in Section 10.

     12.4  Notices.  Any notice required or permitted to be given under this
           -------
Agreement shall be in writing and shall be delivered by hand or be sent by certified mail or overnight courier addressed

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

to Executive at her address set forth in the first paragraph of this Agreement and to Employer at Nobel Education Dynamics, Inc., Rose Tree Corporate Center II, 1400 North Providence Road, Media, PA 19063, Attn. President, with a copy to
                                                 -----
Nobel Education Dynamics, at the same address, Attn: General Counsel, or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. Any such notice shall become effective upon being mailed or, in the case of delivery by hand or overnight courier, upon receipt.

     12.5  Governing Law.  This Agreement is made and delivered in the
           -------------
Commonwealth of Pennsylvania and shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

     12.6  Prevailing Party.  Should any party default in performance of any of
           ----------------
the terms and conditions of this Agreement which results in a lawsuit for damages, specific performance or other remedy, the prevailing party in such law suit shall be entitled to its reasonable attorneys' fees and court costs from the nonprevailing party. For the purposes of this Section 12.6, in any action with respect to the enforcement of a covenant set forth in Section 10, Employer shall be deemed to have prevailed if any such covenant is enforced in part, even if the applicable court exercises its discretion to limit or reduce the duration or scope thereof or enforces only certain of such covenants.

     12.7  Entire Agreement; Modifications.  This instrument contains the entire
           -------------------------------
agreement of the parties relating to the subject matter hereof, and there are no agreements, representations or warranties not herein set forth. This Agreement supersedes any prior written or oral agreement or understanding relating to the subject matter hereof. No modification of this Agreement shall be valid unless in writing and signed by the parties hereto. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

     12.8  Severability; Savings Clause.  If any term or provision of this
           ----------------------------
Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

     12.9  Attorney Review. Executive acknowledges that this Agreement will have
           ----------------
 important legal consequences and imposes significant requirement on Executive, including the obligation to refrain from certain activities after the termination of her employment or consultancy with Employer. Accordingly, Executive acknowledges that Employer has recommended that she retain legal counsel to review this Agreement and that she has been provided with adequate time to obtain such review.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year first written above.


                              NOBEL EDUCATION DYNAMICS, INC.


                              By:________________________________________
                                 A. J. Clegg
                                 Chairman, President and Chief Executive Officer


                              EXECUTIVE:


                              _____________________________
                              Barbara Z. Presseisen

                                                                       EXHIBIT A

                  Partial List of Duties and Responsibilities
                  -------------------------------------------

     1)   The quality of the education programs at Nobel.

     2) Chair the Education Advisory Board and bring to the Board experienced outside educators to collaborate with Nobel's internal educators.

     3) Set the standards and policies for the education component of Nobel and managing the adherence to these standards and policies.

     4) Manage the curriculum conversions and principal/teacher re-training for Nobel's conversions from childcare centers to preschools.

     5) Oversee the implementation of Nobel's education programs and evaluate of the programs via the achievement levels of our students.

     6) Determine the appropriate methods and testing programs to determine achievement levels of our students.

     7) Be cognizant of the state-of-the-art in education; methods, tools and technologies.

     8) Be cognizant of the various education reform movements and methods such as charter schools, vouchers, privatization, management organizations, etc..

     9) Maintain and expand our NIPSA accreditation. Investigate other accreditation agencies. Represent Nobel Education at NIPSA meetings.

     10) Promote of Nobel Education's reputation and programs via participation in selected education and financial conferences, guest lecturing and articles in appropriate journals.

     11) Coordinate the internship and the Nobel training programs with UOP/Wharton, and possible other universities.

     12)  Parent and teacher training seminars.

     13)  Quantify parents and teacher satisfaction via periodic surveys.

     14)  Track of Nobel student successes post-Nobel.

     15) Collaborate with the appropriate experts of companies in establishing and implementing after-school, weekend and summer student tutorial programs.

     16)  Participate as part of the overall Nobel Education executive team.

     17) Prepare each year of an "Educational" department budget, which must be approved by the CEO.

                                                                       EXHIBIT B

                                1996 BONUS PLAN

                        for Vice President of Education



In fiscal year 1996, Executive will be governed by the following bonus plan, which shall be prorated for the portion of the 1996 fiscal year in which employed (June 17, 1996 through December 31, 1996):

Executive shall receive 10% of her base salary (pro-rated) if the Company achieves its pretax income plan in 1996, which is $4,587,000 (to be adjusted for acquisitions).

Executive shall receive an additional bonus of up to an additional 30% of her base salary (pro-rated) for achieving specific tasks or projects successfully in fiscal year 1996 as defined below:

     1. Establish and chair an effective Education Advisory Board of inside and outside educators, whose responsibilities it is to review Nobel's curriculums, educational tools, methods and technologies for adequacy and proper advancement relative to the state-of-the-art.

     2. Properly train teachers and principals in the "Merryhill type" curriculums and procedures for each of Nobel's conversions of childcare centers to preschools, and properly integrate teachers and principals of Nobel acquired schools and childcare centers into the Nobel education programs.

     3. Become active in NIPSA and maintain and expand Nobel's base of accreditation into eastern schools.

     4. Establish an effective internship with UOP/Wharton that will provide meaningful results to both the interns and Nobel; and begin similar programs with other universities.

     5. Establish an effective training program (with UOP) to teach selected teachers the requirements of managing a for-profit Nobel school.

     6. Establish a student tutorial program to allow Nobel to provide after-school, weekend and summer-time tutoring to Nobel students and also to students outside the Nobel system.

Five percent of base salary (pro-rated) will be provided for each project satisfactorily completed, as determined in the sole discretion of the CEO of Nobel, such determination to be reasonable.